Exhibit 32.2

STATEMENT PURSUANT TO 18 U.S.C. §1350

Pursuant to 18 U.S.C. §1350, the undersigned certifies that this Quarterly Report on Form 10-Q of Pacira Pharmaceuticals, Inc. for the quarter ended March 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Pacira Pharmaceuticals, Inc.

Date: May 9, 2012	/s/ James Scibetta
James Scibetta
Chief Financial Officer
(Principal Financial Officer)